UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 26, 2007

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 S. Patterson Blvd.

Dayton, Ohio 45479

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2007, NCR Corporation (the “Company”) issued a press release, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference, announcing that, in connection with the spin off of Teradata Corporation, its wholly-owned subsidiary that holds or will hold all of the assets and liabilities associated with the Company’s data warehousing business, Messrs. James Ringler, William Stavropoulos, Victor Lund, C.K. Prahalad, Edward Boykin and Michael Koehler are expected to join the Teradata Board of Directors. In addition to serving on the Teradata Board of Directors, Messrs. Prahalad and Boykin will also continue to serve on the Company’s Board of Directors. Messrs. Ringler, Stavropoulos and Lund are expected to resign from the Company’s Board of Directors and its associated Committees, effective as of the distribution date of the spin off. After the spin-off, in addition to Mssrs. Prahalad and Boykin, NCR’s board of directors will include: William Nuti, who will become chairman of the NCR board in addition to his role as NCR chief executive officer; Linda Fayne Levinson, who will become lead independent director; Mark Frissora; and Gary Daichendt.

The Company also announced that Mr. Robert Young, 60, has been named interim Chief Financial Officer for Teradata, effective July 26, 2007. Mr. Young previously served as Finance Vice President and Chief Financial Officer of the Company’s Teradata division from January 2000 to the present.

Item 8.01	Other Events.

NCR Committees: In connection with the spin off of Teradata Corporation, Mr. Boykin is expected to join the Company’s Board of Directors’ Committee on Directors and Governance. Effective as of the distribution date of the spin off, the membership of the committees of the Company’s Board of Directors is expected to be as follows:

•	Audit Committee: Messrs. Boykin (Chair), Prahalad and Daichendt;

•	Compensation and Human Resource Committee: Ms. Levinson (Chair), and Mr. Frissora;

•	Committee on Directors and Governance: Messrs. Prahalad (Chair) and Boykin; and

•	Executive Committee: Mr. Nuti, Ms. Levinson, and Messrs. Boykin and Prahalad.

Teradata Committees: In connection with the spin off, Messrs. Lund, Boykin and Prahalad are expected to serve on the Teradata Board of Directors Audit Committee. Messrs. Ringler, Lund and Boykin are expected to serve on the Teradata Compensation and Human Resource Committee. Messrs. Stavropoulos, Ringler and Prahalad are expected to serve on the Teradata Committee on Directors and Governance.

Item 9.01	Financial Statements and Exhibit.

(c) Exhibits

Exhibit Number	Description of Exhibits
99.1	Press release dated July 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCR CORPORATION

Date: July 31, 2007	By:	/s/ Nelson F. Greene
Nelson F. Greene
Vice President, Deputy General Counsel and Assistant Secretary